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                                                                  EXHIBIT 10.34




                                FIRST AMENDMENT
                           TO AGREEMENT TO CONTRIBUTE


         THIS FIRST AMENDMENT TO AGREEMENT TO CONTRIBUTE ("Amendment") is made as of this 27th day of June, 1996 by and among Countrybrook of Berryessa Associates, a California limited partnership ("Contributor") and Bay Apartment Communities, Inc., a Maryland corporation ("Bay").

                                    RECITALS

         A. Contributor and Bay have entered into that Agreement To Contribute dated as of March 27, 1996 (the "Agreement"). Terms defined in the Agreement are used with the same meanings in this Amendment.

         B. Contributor and Bay desire to enter into this Amendment to clarify certain matters regarding the Agreement and to modify the Agreement in certain respects.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in reliance on all of the agreements, covenants and undertakings of the parties contained herein, each of Contributor and Bay agree as follows:

                        ARTICLE 1 - AGREEMENTS OF THE PARTIES

         1.1 Contributor and Bay acknowledge and agree that the Agreement was executed and delivered by the parties thereto as of March 27, 1996, and Contributor and Bay acknowledge and agree that the Agreement shall be dated as of March 27, 1996.

         1.2 The following material is added to the "Definitions" section of the Agreement:

                 "Surviving Obligations" shall mean all obligations of the parties to this Agreement under Sections 4.7, 9. 1, and 9.16 of this Agreement.

         1.3    Contributor and Bay agree that the last full paragraph of
Section 2.1(a) of the Agreement, which appears on pages 11 and 12 of the Agreement as originally executed, shall be amended to read as follows:

                 From the date of this Agreement to that date which occurred twenty five (25) days following the date on which the Contributor delivered to Bay the Partnership Consent (the "Due Diligence Expiration Date"), Bay had the right in its sole discretion to terminate this Agreement at any time. The Due Diligence Expiration Date occurred on June 10, 1996. On the Due Diligence Expiration Date, Bay is agreed to have delivered written notice of its election to proceed with the acquisition of the Property subject to the terms and conditions of this Agreement (the "Notice to Proceed") to the Contributor. The Notice, to Proceed is deemed to have been delivered in accordance with all terms and
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         conditions of this Agreement, and by delivery of the Notice to Proceed in accordance with the terms of this Section, the Deposit became nonrefundable, subject to Bay's right to return of the Deposit pursuant to the terms of this Agreement.

         1.4 The last sentence of Section 1.2 of the Agreement is amended to read as follows:

         One (1) day prior to Closing, the Contributor and Bay shall jointly prepare a schedule (the "Limited Partnership Unit Schedule") reflecting the aggregate number of Limited Partnership Units and cash to be delivered to Contributor, the general partners of the Contributor and certain assignees of the Partner Debt at Closing. Bay and the Contributor agree that the Bay Stock Price is $24.35. Additionally, one (1) day prior to Closing, Contributor shall prepare and deliver to Bay a schedule setting forth the number of those Limited Partnership Units set forth on the Limited Partnership Unit Schedule and the portion of the cash set forth on this Limited Partnership Unit Schedule to be delivered to each of the general partners of the Contributor. In the event Contributor is not, despite its good faith and diligent efforts, able to allocate the amount of Limited Partnership Units to be delivered to each of the general partners of the Contributor, the provisions of clause (ii) of Section
         1.6 (as restated below) and the Escrow Instructions (as defined below) shall apply.

         1.5 Contributor and Bay agree that Section 1.6 should be restated to read as follows:

                 1.6 Closing Date. Unless this Agreement is sooner terminated pursuant to its terms, the closing of all transactions contemplated by this Agreement (the "Closing") shall take place on the date (the "Closing Date") which will occur thirty two (32) days after the Due Diligence Expiration Date; the Closing Date is agreed to be July 12, 1996. No later than Thursday, July 11, 1996, the parties will deliver all Closing documents to be executed in connection with this Agreement to Commonwealth Land Title Insurance Company (the "Escrow Agent"), as escrow agent, which Closing documents shall be held in escrow pursuant to the terms of the Escrow Instruction Letter, dated July 11, 1996, addressed to the Escrow Agent from Cox, Castle and Nicholson, LLP ("Cox Castle"), Goodwin, Procter & Hoar, LLP ("Goodwin") and Rudnick & Wolfe ("Rudnick") (the "Escrow Instructions"). The Escrow Instructions shall provide, among other things, that, (i) prior to the Closing Date, upon written instructions of Cox, Castle, Goodwin and Rudnick, the Escrow Agent shall record all conveyancing documents as appropriate, to deliver the Limited Partnership Units in accordance with the Limited Partnership Unit Schedule and to release all executed Closing documents to the parties, and (ii) on the Closing Date, if the Escrow Agent has not previously




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         been instructed to record and release the Closing documents and deliver the Limited Partnership Units as specified above, the Escrow Agent shall act on the unilateral direction of Cox Castle. The Closing shall occur in the offices of the Escrow Agent in San Jose, California, on the Closing Date, unless otherwise agreed in writing by the Contributor and Bay. The Closing shall occur pursuant to closing arrangements reasonably satisfactory to Bay and the Contributor.

         1.6    Contributor and Bay agree as follows:

                 1.6.1 Partnership Consent was obtained by the Contributor on May 14, 1996.

                 1.6.2 All matters shown on the Preliminary Report issued by the Title Company dated May 10, 1996 Order No. 361650-B are Permitted Exceptions, with the exception of the matters listed on Exhibit A hereto, which constitute Initial Title Objections, and which must be corrected to the satisfaction of Bay on or before the Closing Date. All matters shown on the ALTA Survey prepared by Civil Engineering Associates, identified as Job No. 96-116, dated May 21, 1996 and revised June 6, 1996, and revised June 13, 1996 are Permitted Exceptions. The endorsements listed on Exhibit B shall be included as part of the Title Policy as a condition to Closing under Section 2. l(b) of the Agreement. The Contributor shall deliver to the Tide Company such evidence as the Title Company may require to satisfy the requirements stated in Item No. 16 of the Preliminary Report.

                 1.6.3 Any reference in the Agreement to the "Diligence Period Expiration Date" shall be understood and agreed to refer to the Due Diligence Expiration Date.

         1.7 Contributor and Bay agree that the definition of "Partner Debt" on Exhibit D to the Agreement shall be restated to read:

         2. The term "Partner Debt" includes the following: (a) all principal and accrued interest due on a Promissory Note dated September 29, 1983 made by Countrybrook of Berryessa Associates to the order of Housing Associates of San Jose, Inc. and Donald H. Tishman in the amount of $2,000,000; (b) all principal outstanding on a non-interest bearing operating deficit note made by Countrybrook of Berryessa Associates to the order of Donald H. Tishman and Housing Associates of San Jose, Inc. in the amount of $500,000; and (c) unsecured advances made to Countrybrook of Berryessa Associates by either Housing Associates of San Jose, Inc. or Donald H. Tishman, which advances were, as of the date of the Contribution Agreement, in the amount of $1,045,105. As of the date of the Contribution Agreement, the aggregate amount of Partner Debt was $5,615,105.





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         1.8    The Contributor and Bay agreed that the following shall be added to the end of Section 1.5 of the Agreement:

         At Closing, Bay will cause Bay Countrybrook to pay to certain assignees of a portion of the Partner Debt as listed on Exhibit 1.8 hereof the aggregate amount of $359,100, plus interest after June 30, 1996, in lieu of receiving Limited Partnership Units. Notwithstanding anything to the contrary herein, the calculation of the Partner Debt for purposes of determining the number of Limited Partnership Units to be delivered to the Partner Creditors at Closing shall be reduced by $359,100, plus interest after June 30, 1996.


                                   ARTICLE 2 - GENERAL

         2.1 Except to the extent expressly amended by this Amendment, the Agreement is hereby ratified and reaffirmed in its entirety, and it will remain in full force and effect as amended hereby. Any term capitalized and not defined herein which is capitalized and defined in the Agreement shall be used with the same meaning in this Amendment as in the Agreement.

         2.2 This Amendment may be executed in multiple counterparts. If so executed, all of such counterparts shall constitute but one agreement, and, in proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart.





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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as an instrument under seal as of the date and year first above written.

                                     CONTRIBUTOR:

                                     COUNTRYBROOK OF BERRYESSA ASSOCIATES,
                                     a California limited partnership


                                     By:  /s/ DONALD H. TISHMAN
                                         --------------------------------------
                                     Name:  Donald H. Tishman
                                     Title:  General Partner

                                     By:  HOUSING ASSOCIATES OF SAN JOSE, INC.,
                                          a California corporation


                                     By:  /s/ DONALD H. TISHMAN
                                         --------------------------------------
                                     Name:  Donald H. Tishman
                                     Title: President

                                     BAY:

                                     BAY APARTMENT COMMUNITIES, INC.,
                                     a Maryland corporation


                                     By:  /s/ GEOFFREY L. BAKER
                                         --------------------------------------
                                     Name:     Geoffrey L. Baker
                                     Title:    Chief Development & Acquisitions
                                               Officer



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                                   EXHIBIT A

                            INITIAL TITLE OBJECTIONS

         The following Initial Title Objections are made with reference to Commonwealth Land Title Insurance Company Preliminary Report dated as of May 10, 1996, and identified as Order No. 361650-B (the "Title Report"):

         1.      Exceptions B through 0 shall not appear on the Title Policy.

         2. Exceptions Nos. 5, 7, 10, and 13 are Permitted Exceptions only if the Title Company issues CLTA Endorsement No. 103.3 with respect to said items.

         3. Exception No. 14 is disapproved; Bay will, however, accept as a Permitted Exception an exception for "Rights of persons identified on the attached rent roll as parties in possession as tenants only.

         4. Exception No. 15(C) is approved as a Permitted Exception if the term "Northwest" is corrected to read "Northeast."





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                                   EXHIBIT B

                                  ENDORSEMENTS

         1.      CLTA 100, modified for Owner's Policy coverage.

         2. CLTA 103.3, with reference to Preliminary Report Items 5, 7, 10, and 13, insuring against forced removal of the improvements encroaching onto said easements.

         3. CLTA 103.5 (modified), insuring that there is no right of entry through the surface of the Property under the grant of water rights shown as Preliminary Report Item 6.

         4. CLTA 103.7, insuring that the Property abuts upon and has access to a physically ,open street designated as Capitol Avenue.

         5. CLTA 116, showing the Property improved with an apartment complex designated as 1895 North Capitol Avenue, San Jose, California.

         6. CLTA 116. 1, insuring the Property described in the Preliminary Report to be the same as that shown in the ALTA Survey by Civil Engineering Associates Job No. 96-116, dated May 21, 1996 and revised June 6, 1996.

         7. CLTA 116.4, insuring that Lots 1 through 7 of the Property are contiguous to one another, with no gaps or gores.

         8. CLTA 123.2, zoning, improved property (modified to include parking), insuring that the Property is zoned for use for multifamily residence.





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